Exhibit 10.1

                               RESEARCH AGREEMENT


                  RESEARCH AGREEMENT dated as of June 28, 1999, at 9:00 a.m., by and between RESEARCH PARTNERS INTERNATIONAL, INC., a Delaware corporation located at One State Street Plaza, New York, New York 10004 ("RPII") and RYAN, BECK & CO., INC., a New Jersey corporation located at 220 South Orange Avenue, Livingston, NJ 07039 ("RBC").

                                   WITNESSETH:

                  WHEREAS, RBC is in the securities business and provides research;

                  WHEREAS, RPII is a holding company engaged, through its subsidiaries, in the securities business;

                  WHEREAS, RPII and Southeast Research Partners, Inc. ("SERP"), a wholly-owned subsidiary of RPII, have entered into an asset purchase agreement with RBC, dated the date hereof ("Asset Purchase Agreement"), pursuant to which RPII and SERP are selling certain of SERP's assets to RBC;

                  WHEREAS, RPII desires to purchase research from RBC and RBC agrees to sell its research to RPII on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, agreements and covenants hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Obligation to Provide Research. During the term of this Agreement, RBC agrees to provide RPII and its subsidiaries with its securities research, including daily, weekly and special topic reports and all notes thereto and updates thereon (collectively, "Research"). RBC covenants that the Research to be provided shall be substantially the same as the type of research which RBC and SERP currently provide. Notwithstanding the foregoing, (i) RBC is not required to provide research with respect to any of the Excluded Companies (as defined below); (ii) RBC may discontinue covering any particular company or securities; and (iii) from time to time RBC may change the format and structure of the Research provided. Research may be provided under the name "Southeast Research Partners" or "Ryan, Beck & Co." or any derivation thereof.





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             1.1      Use of Research by RPII; Non-Use by RBC.

                      1.1.1 RBC agrees  that it shall  provide the  Research to
(a) RPII and its subsidiaries (the "RPII Entities") and (b) Early Bird Investor AG, a Swiss public company, E B Investor (Jersey) Limited, a company established under the laws of Jersey, Channel Islands and A&A Investment Management AG (previously known as GKN Asset Management AG), a company established under Swiss law (collectively the "Early Bird Entities"). The RPII Entities and the Early Bird Entities shall have unrestricted access to the Research for their own use and the RPII Entities (but not the Early Bird Entities) may, at no charge to the customers, provide the Research to their customers (including Internet customers). Neither the RPII Entities or the Early Bird Entities shall be authorized to resell or provide the Research to any other person.

                       1.1.2 RBC shall retain the right to resell and provide the Research to its retail and institutional clients and to resell the Research to third parties; provided, however, that until the one-year anniversary of the date hereof, RBC shall not sell or provide, or agree to sell or provide, for cash or other consideration or for no consideration, the SERP Research to any broker dealer with its principal office located in Florida or New York State or to any entity (excluding FirstCall or Multex) who offers the Research to its customers through the Internet. Notwithstanding the foregoing, RBC can provide the Research to BankAtlantic Bancorp, Inc. and any affiliate thereof (regardless of their locations), but RBC covenants that BankAtlantic Bancorp., Inc. and its affiliates shall continue to be bound by the restriction contained in this paragraph. An affiliate of BankAtlantic Bancorp, Inc. shall mean any entity of which BankAtlantic Bancorp, Inc. owns at least 25% of its outstanding capital stock. SERP Research means research provided by the Key Employees (as defined in the Asset Purchase Agreement) directly or indirectly as employees of RBC.

              1.2 Source of Research May Be Disclosed. The RPII Entities and the Early Bird Entities will disclose that RBC/SERP is the source of the Research. In addition, the provision of RBC/SERP's Research may be referenced in the context of mentioning the performance results of Early Bird Investor AG and E B Investor (Jersey) Limited.

              1.3 Delivery of Research. RBC agrees to provide the Research to the RPII Entities on a timely basis, each business day by noon with respect to daily reports; RBC and SERP's customary day of the week with respect to weekly reports; and as soon as practicable with respect to special reports and updates. Unless RPII consents to a lesser number of copies, RBC shall provide to the RPII Entities the quantities of copies of the Research in substantially the same number as previously provided by SERP to RPII during the last six month period.

                  1.3.1 Morning Call. Before the opening of the market on each business day, a member of the RBC staff will call the research designee at RPII to discuss the Research.

                  1.3.2 Cooperation. The parties agree to cooperate with each other to adjust, from time to time the substance, manner and timing of the


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provision of Research provided thereunder by RBC to the RPII Entities, but no party shall be obligated to agree to any suggested change.


         2.       Compensation.

                  2.1 In General. As compensation for RBC's provision of Research to RPII, except as set forth in paragraph 3 hereof, RPII shall pay to RBC an "override" on gross commissions which are generated by the RPII Entities on the sale or purchase to or from customers of RPII Entities of securities of companies that are the subject of the Research ("Subject Securities") during the term of this Agreement but not in connection with a registered public offering or private placement by a company or a selling shareholder. The "override" payable by RPII to RBC during the first full 12 commission months and during the remainder of the commission month from the date hereof (which shall be calculated based upon actual commissions generated) shall be 10% of the gross commissions. During the remainder of the term of this Agreement (48 full commission months), the override shall be 7.5% of the gross commissions generated by the sale or purchase of the Subject Securities through the Retail Force and 10% of the gross commissions generated by the sale or purchases of the Subject Securities through Non-Retail Brokerage. For the purposes of calculating the override, the "Retail Force" shall refer to the retail brokers employed by the RPII Entities and "Non-Retail Brokerage" shall refer to sales and purchases
(i) generated by the Internet system established by the RPII Entities, (ii) to or from the Early Bird Entities and (iii) any other sales or purchases by RPII for the account of others but not in connection with a registered public offering or private placement by a company or a selling shareholder; provided, however, that RBC shall be entitled to only a 5% override with respect to the purchase and sales of the following Subject Securities: Kellstrom Industries, Inc., Vicon Industries, Inc., WinStar Communications, Inc. and Encore Medical, Inc.

                  2.2 Early Bird. During the term of this Agreement, RBC shall be entitled to retain only 12% of the gross commissions generated on sales or purchases of the Subject Securities effected by RBC to or from the Early Bird AG account and RBC shall tender monthly to RPII's designee the balance of any such commission. For purposes of this paragraph and Section 2.1 above, gross commissions shall include agency commissions and mark-ups on principal trades and other forms of compensation derived from selling securities to or buying securities from a customer, not including in connection with a public offering, or a private offering pursuant to Regulation D promulgated under the Securities Act, all without deduction or offset. RPII shall authorize Early Bird AG account trades made through RBC to count against Early Bird AG's minimum trading requirement with RPII.

                  2.3 Monthly Payments and Reports. The compensation due pursuant to Section 2.1 shall be paid monthly to RBC within 10 business days of the end of each month. RPII shall provide monthly reports reflecting the basis upon which such compensation shall be paid. RBC shall have the right, at its

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expense, to audit such monthly reports. RPII agrees to provide RBC and its agents access to the RPII Entities records to audit such reports.

         3. Excluded Subject Securities - Prior Banking Relationship. RPII has served as an investment banker for the companies (the "Excluded Companies") listed on Schedule I attached hereto, as shall be amended from time to time in accordance with this paragraph. Securities of such Excluded Companies shall not be "Subject Securities" under this Agreement and RBC shall not be entitled to an override on gross commissions with respect to the sales or purchases of such securities. If any Excluded Company is acquired by another company (which is not an Excluded Company) the successor company shall not be considered an Excluded Company. RPII may add a company to the list of Excluded Companies if RBC was not providing research for such company and within 5 business days after any of the following events, RPII sends notice to RBC: RPII enters into a written agreement to serve as an investment banker for such company or otherwise to participate in or effects a public or private offering of securities for such company.

                  RBC has no obligation to provide RPII with Research on any Excluded Company, even if RBC otherwise covers such an Excluded Company for its research generally.

         4.       Term and Termination.

                  4.1 Term. The term of this Agreement shall begin on the date hereof and shall continue until the last day of the 60th full commission month following the date hereof, unless otherwise extended to a later date or terminated on an earlier date by mutual agreement of the parties.

                  4.2 Termination. This Agreement may be terminated prior to the end of the term:

                           4.2.1 By mutual written consent of both parties to
this Agreement.

                           4.2.2 By RPII or RBC if a material default or breach
shall be made by the other party with respect to the due and timely performance of any of its covenants and agreements contained herein; provided, however, if such default could be cured, notice has been given and such default has not been cured within a reasonable period of time and has not been waived.

                  4.3 Effect of Termination.

                           4.3.1    In the event of  termination  pursuant  to
Section 4.2.1 above, all further obligations of the parties shall terminate, no party shall have any right against the other party hereto, and each party shall bear its own costs and expenses.


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                           4.3.2 In the event of a termination by either party
pursuant to Section 4.2.2 above, it is agreed that such termination shall not relieve any party from liability for any breach of this Agreement or defeat or impair the right of any party to pursue such relief as may otherwise be available to it as a result of a breach of this Agreement.

         5. Consent to Jurisdiction. Each party hereto submits to the exclusive jurisdiction of the courts (city, state and federal) located in the County of New York, State of New York, for any action, proceeding or claim brought by any party pursuant to this Agreement or any other agreement, instrument or other document executed and delivered in connection with this Agreement or pursuant hereto. Service of process in any such action or proceeding brought against a party may be made by registered mail to such party at the address set forth on page one of this Agreement or to such other address as such party shall notify the other party in writing.

         6. Miscellaneous. This agreement (a) may only be modified by a written instrument which is executed by both of us, (b) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein, (c) constitutes our entire agreement with respect to the subject matter hereof, (d) shall be binding upon, and inure to the benefit of, both of us and our respective successors and assigns and (e) may be signed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the first date written above by their respective officers duly authorized.


                                 RESEARCH PARTNERS INTERNATIONAL, INC.

                                     /s/ Peter R. Kent
                                 By: ___________________________________
                                    Peter R. Kent, Chief Operating Officer and
                                                   Executive Vice President



                                 RYAN, BECK & CO.

                                      /s/ Douglas P. Downs
                                 By: ___________________________________
                                    Name:  Douglas P. Downs
                                    Title: Senior Vice President


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                                                                  Schedule I




As of May 27, 1999, the list of Excluded Companies is as follows:

Enamelon
Global Telecom
Individual Investor
Millbrook Press
Niagara
PTI Holding
Teardrop Golf
Ariel
Globix
ACTV
Source Media